Exhibit 99.2

Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Vringo, Inc. (VRNG)
Date of Event Requiring Statement:	June 21, 2010

Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus & Co.
Address:	450 Lexington Avenue
New York, NY 10017

2. Name:	Warburg Pincus IX, LLC
Address:	C/O Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

3. Name:	Warburg Pincus Partners, LLC
Address:	C/O Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

4. Name:	Warburg Pincus LLC
Address:	450 Lexington Avenue
New York, NY 10017

5. Name:	Charles R. Kaye
Address:	C/O Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017

6. Name:	Joseph P. Landy
Address:	C/O Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017